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                                                                     EXHIBIT 5.1

February 8, 2005

American Reprographics Company
700 North Central Avenue, Suite 550
Glendale, California 91203

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by American Reprographics Company, a Delaware corporation (the "Company"), of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission, covering the offering of an aggregate of up to 5,750,000 shares of the Company's Common Stock, $.001 par value (the "Shares"), including 5,000,000 shares issuable pursuant to the Company's 2005 Stock Plan (the "Stock Plan") and 750,000 shares issuable pursuant to the Company's 2005 Employee Stock Purchase Plan (the "ESPP").

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Stock Plan and the ESPP, the Company's Amended and Restated Certificate of Incorporation, and Amended and Restated Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares (i) when issued and sold in accordance with the Stock Plan, the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full), and (ii) when issued and sold in accordance with the ESPP, the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Hanson, Bridgett, Marcus, Vlahos, & Rudy, LLP